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EXHIBIT 15.2

May 14, 1999

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 333-49417; Form S-3 No. 333-63437;Form S-3 No. 333-47293; Form
S-3/A No. 333-29565; Form S-3/A No. 333-35551; Form S-8 No. 333-70741 and Form
S-8 No. 333-72243) of NCS HealthCare, Inc. and subsidiaries of our report dated May 14, 1999, relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Form 10-Q for the quarter ended March 31,1999.


                                          /s/ Ernst & Young LLP